EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77E:
  Legal Proceedings

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
Report of Independent Auditors

To the Shareholders and
Board of Directors of Van Wagoner Funds, Inc.

In planning and performing our audit of the financial statements of Van Wagoner Funds, Inc., including the Van Wagoner Mid-Cap Growth Fund, Van Wagoner Technology Fund, Van Wagoner Post-Venture Fund, Van Wagoner Micro-Cap Growth Fund, and the Van Wagoner Emerging Growth Fund (collectively the "Funds") for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of Van Wagoner Funds, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ERNST & YOUNG LLP
Chicago, Illinois
January 31, 2003



EXHIBIT B:
Report for the period ending December 31, 2002
Item 77E - Legal Proceedings

In 2001 the Company, the Adviser and others (including past and two present directors) were named as defendants in several purported class actions alleging, among other things, violations of federal securities law by failing to value private equity holdings at their fair value. Although the Company has not yet responded to these actions, the Company believes this litigation is without merit and intends to defend the actions vigorously. The Company believes that the outcome of the legal actions will not have a material adverse effect on the results of operations or the net asset values of the Funds.


The staff of the San Francisco, California office of
the Securities and Exchange Commission ("Staff") is conducting a private investigation of the Company and the Adviser to determine whether either or both have violated
the federal securities laws.   Among the matters being
investigated is whether either or both violated the federal securities laws by failing to value private holdings at
their fair value.    In September 2002, the Staff notified
the Adviser that the Staff had tentatively determined to recommend to the Securities and Exchange Commission ("Commission") that certain civil and/or administrative proceedings be initiated against the Adviser. An employee of the Adviser, a former director of the Company, and two current directors have also received such notifications from the Staff of its recommendation to the Commission. The Adviser has notified the Company that the staff has not yet submitted such a recommendation to the Commission and the Adviser has communicated to the Staff that it disagrees with its proposed recommendation. The Adviser informed the Company that it believes that the outcome of the investigation will not have a material adverse effect on the ability of the Adviser to perform its investment advisory agreements with the Funds. The Company believes that the outcome of the investigation will not have a material adverse effect on the results of operations or the net asset values of the Funds. Since the investigation is still in progress, there can be no assurance of its outcome.
	The costs of defending the Company, the Adviser and certain individuals related to the purported class actions and regulatory matters are significant. Substantially all such costs to date have been borne by the Adviser or have been covered by available insurance. Should costs be incurred directly by the Funds, they will be expensed as incurred and these costs, along with other Fund expenses, are taken into account in the determination of the Adviser's expense reimbursement obligations (see Note 4 to the financial statements).

Plaintiff
Reisman, Jack E.
Sems, Charles A.


Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Emerging Growth Fund
Van Wagoner Capital Management, Inc.
Garrett Van Wagoner
Ernst & Young, LLP
Sunstone Financial Group, Inc.


Venue
U.S.D.C. N.D. CAL.

Filing Date
1/4/02



Plaintiff
Lippstreu, William
Pierce, Alex

Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Van Wagoner Emerging Growth Fund
Van Wagoner Technology Fund
Van Wagoner Mid-Cap Growth Fund
Van Wagoner Post Venture Fund
Van Wagoner Micro-Cap Growth Fund
Sunstone Financial Group, Inc.
Garret R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
1/22/02



Plaintiff
Alper, Gregory
Estate of Evelyn Alper
Hesano, Sheryl

Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Van Wagoner Technology Fund
Van Wagoner Mid-Cap Growth Fund
Vam Wagoner Post Venture Fund
Van Wagoner Micro-Cap Growth Fund
Sunstone Financial Group, Inc.
Garrett R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
1/18/02


Plaintiff
Mather, Michael F.


Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Garrett R. Van Wagoner
Larry P. Arnold
Robert S. Coleman

Venue
U.S.D.C. N.D. CAL.

Filing Date
12/17/01


Plaintiff
Sasson, Rosalae


Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Garrett R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
12/27/01


Plaintiff
Doohan, M. Anita


Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Garrett R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
1/4/02


Plaintiff
Magistad, Eric P.


Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Garrett R. Van Wagoner
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
1/10/02


Plaintiff
Spraley, Thomas E.
Spraley, Elaine K.



Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Garrett R. Van Wagoner
Larry P. Arnold
Robert S. Colman
Ernst & Young LLP

Venue
U.S.D.C. N.D. CAL.

Filing Date
2/12/02


Plaintiff
Casolari, Stephanie
Casolari, Richard

Named
Defendants
Van Wagoner Funds, Inc.
Van Wagoner Capital Management, Inc.
Sunstone Financial Group, Inc.
Van Wagoner Emerging Growth Fund
Van Wagoner Technology Fund
Van Wagoner Mid-Cap Growth Fund
Van Wagoner Post Venture Fund
Van Wagoner Micro-Cap Growth Fund
Garret R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Peter R. Kris
Ernst & Young LLP


Venue
U.S.D.C. N.D. CAL.

Filing Date
2/15/02


Plaintiff
Mansmith, Dennis, derivatively on behalf of Nominal
Defendants
Van Wagoner Funds, Inc.,
Van Wagoner Emerging Growth Fund,
Van Wagoner Technology Fund,
Van Wagoner Mid-Cap Fund,
Van Wagoner Micro-Cap Fund, and
Van Wagoner Post-Venture Fund


Named
Defendants
Garret R. Van Wagoner
Larry P. Arnold
Robert S. Coleman
Ernst & Young, LLP
Sunstone Financial Group, Inc.
Nominal Defendants:
Van Wagoner Funds, Inc.
Van Wagoner Emerging Growth Fund
Van Wagoner Technology Fund
Van Wagoner Mid-Cap Fund
Van Wagoner Micro-Cap Fund
Van Wagoner Post-Venture Fund

Venue
Circuit Court, Milwaukee County

Filing Date
2/5/02